Exhibit 10.34

2010 Executive Cash Incentive Bonus Plan

Incentive Structure 2 Metrics Weighting of metrics Target Payouts by quarter Target setting Target leverage and ranges

3 AMRG Defined as average monthly gross revenue growth during a quarter Adjusted EBITDA Margin Defined as GAAP operating income, plus depreciation and amortization, plus non-cash stock based compensation, calculated as a percentage of net revenue Customer Satisfaction Defined as an average of the monthly percentages of customers that rate their overall experience with Constant Contact during a quarter as "very good" or "excellent" Individual MBO MBO will be focused on personal, professional or organizational growth and development over the course of the year Metrics

4 Weighting of metrics - CEO and Vice Presidents AMRG: 40% (Payable Quarterly) Adjusted EBITDA Margin: 20% (Payable Quarterly) Customer Satisfaction: 20% (Payable Quarterly) Individual MBO: 20% (Payable Annually) Weighting of Metrics

Target Payouts by Quarter 5 Q1 Q2 Q3 Q4 Total AMRG 10% 10% 10% 10% 40% Adjusted EBITDA Margin 5% 5% 5% 5% 20% Customer Satisfaction 5% 5% 5% 5% 20% Individual MBO - - - 20% 20% 20% 20% 20% 40% 100% Calculations equal to percentages of annual target incentive.

6 AMRG set equal to budget / reforecast levels Set at beginning of year and mid-year Adjusted EBITDA Margin set equal to budget / reforecast levels Set at beginning of year and mid-year Customer Satisfaction Set at beginning of year Individual MBO Set at beginning of year by CEO for Vice Presidents Set at beginning of year by Compensation Committee for CEO Target Setting

7 AMRG Minimum AMRG threshold 85%; payout of 60% of target Maximum AMRG threshold 140%; payout of 200% of target Adjusted EBITDA margin Minimum target EBITDA Margin threshold - (target less one percentage point); payout of 95% of target Maximum target EBITDA Margin threshold - (target plus one percentage point); payout of 105% of target Customer Satisfaction Minimum target customer satisfaction- (target minimum less three percentage points); payout of 25% of target Maximum target customer satisfaction - (target maximum plus four percentage points); payout of 200% of target MBO No minimum threshold Maximum threshold 100% Payout equal to weighted % attainment of target Target Leverage and Ranges

8 Achievement 85% 90% 95% 100% 105% 110% 115% 120% 125% 130% 135% 140% Payout Percentage1 60% 73% 87% 100% 113% 127% 140% 153% 167% 180% 193% 200% Achievement < Target EBITDA - 1% Target EBITDA - 1% Target EBITDA % Target EBITDA + 1% > Target EBITDA + 1% Payout Percentage1 0% 95% 100% 105% 105% Target Leverage and Ranges AMRG Leverage Model Adjusted EBITDA Leverage Model 1Linear interpolation between data points Customer Satisfaction Model 1Linear interpolation between data points